UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On May 30, 2017, each of Township Nine Owner, LLC (“T9 JV”), Capitol Station Holdings, LLC (“Capitol Station Holdings”), Capitol Station Member, LLC (“Capitol Station Member”) and Capitol Station 65, LLC (“Capitol Station 65”), indirect subsidiaries of First Capital Real Estate Trust Incorporated (the “Company”), filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Bankruptcy Proceeding”) in the United States Bankruptcy Court for the Eastern District of California (Case No. 17-23627).

First Capital Real Estate Operating Partnership, L.P. (“FC OP”), the Company’s operating partnership, owns 31.28% of the limited liability company interests in T9 JV (the “Remaining FC/T9 Interest”). T9 JV owns 100% of the limited liability company interests in Capitol Station Holdings, which owns 100% of the limited liability company interests in Capitol Station Member, which owns 100% of the limited liability company interests in Capitol Station 65. Capitol Station 65 owns 23 parcels of land located in Sacramento, California (collectively, the “T9 Properties”). The T9 Properties secure a loan (the “T9 Loan”), which is presently in default as reported in the Company’s Current Report on Form 8-K dated February 9, 2017. According to the lender, the total amount owed under the T9 Loan was approximately $43.7 million as of May 5, 2017. FC OP’s ownership of the Remaining FC/T9 Interest is material to the Company. (The Company and FC OP are referred to in this report as the “FC Parties.”)

Further, the Company previously filed with the SEC a Current Report on Form 8-K of the Company dated March 31, 2017 (the “March 31 Form 8-K”) regarding the Second Amendment to Interest Contribution Agreement (the “Second Amendment”), which amended the Interest Contribution Agreement dated as of December 16, 2016, as amended by the First Amendment to Interest Contribution Agreement , dated as of January 6, 2017 (as amended, the “Agreement”), among the FC Parties, Presidential Realty Corporation (“Presidential”), Presidential Realty Operating Partnership LP (“Presidential OP,” and together with Presidential, the “Presidential Parties”) and FC OP’s indirect subsidiaries, T9 JV, Capital Station Holdings, Capital Station Member, Capital Station 65 and Avalon Jubilee LLC. Under the Agreement, on March 31, 2017, FC OP transferred to a wholly-owned subsidiary of Presidential OP 66% of its limited liability company interests in T9 JV (the “Contributed FC/T9 Interest,” and together with the Remaining FC/T9 Interest, the “FC/T9 Interest”). In exchange for the Contributed FC/T9 Interest, Presidential OP agreed to issue to FC OP, subject to the conditions and adjustments explained in the March 31 Form 8-K, $32,649,000 of its operating partnership units (the “PRES OP Units”), valued at $1.00 per PRES OP Unit. These adjustments could result in a material change in the number of PRES OP Units that are ultimately issued and delivered if the conditions noted below are satisfied. The PRES OP Units, if issued, would be material to the Company.

The Second Amendment imposes two conditions to the issuance of the PRES OP Units to FC OP:

(a)	First, the Company must deliver to Presidential an updated appraisal by a qualified appraiser describing the fair market value of the FC/T9 Interest as being equal to or greater than $85,457,000. The Company has not yet delivered an updated appraisal.

(b)	Second, the T9 Loan must be refinanced or extended on terms acceptable to the Presidential Parties and to the FC Parties, in each case in their reasonable discretion. The Company cannot offer any assurances regarding the effect of the Chapter 11 Bankruptcy Proceeding on the satisfaction of this condition.

For more information about these matters, please review the March 31 Form 8-K and the exhibits to it, all of which are incorporated by reference into this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: June 2, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer

3